For Period ended 07/31/05                                              Series 12
File Number 811-2429


Sub-Item 77D(a):  Policies with respect to security investments
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Effective  May  2,  2005,  the   Intermediate-Term   Bond  Fund  may  invest  in
investment-grade preferred securities with respect to its remaining assets.